UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2014

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 600, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)

Amendment to 2012 Equity Compensation Plan

On October 28, 2014, the Board of Trustees (the “Board”) of Equity Commonwealth (the “Company”) approved Amendment No. 1 (“Amendment No. 1”) to the CommonWealth REIT 2012 Equity Compensation Plan (as amended and renamed the Equity Commonwealth 2012 Equity Compensation Plan, the “Plan”). Amendment No. 1 permits the Company to issue restricted share units (“RSUs”) pursuant to the Plan. The Plan otherwise remains unchanged and the total number of common shares of beneficial interest of the Company (the “Common Shares”) issuable pursuant to the Plan, including Common Shares issued in settlement of RSUs, remains 3,000,000.

Additionally, on October 28, 2014, the Compensation Committee of the Board (the “Committee”) approved a new form of Restricted Share Agreement to be used for grants of restricted Common Shares to independent members of the Board under the Plan (the “Trustee Form Restricted Share Agreement”).  The Trustee Form Restricted Share Agreement provides the grantee with an amount of Common Shares based on a time-based vesting formula. The Committee also approved new forms of Restricted Share Agreement and Restricted Share Unit Agreement to be used for the grants to officers and employees of the Company under the Plan (respectively, the “Employee Restricted Share Agreement” and “Employee RSU Agreement”). The Employee Restricted Share Agreement provides a grantee with an amount of Common Shares based on a time-based vesting formula. The Employee RSU Agreement is a contingent commitment of the Company to issue Common Shares to a grantee based on the achievement of certain performance-based goals. The Committee also approved a Restricted Share Agreement and Restricted Share Unit Agreement to be used for grants to Sam Zell, the Chairman of the Board (the “Zell Restricted Share Agreement” and “Zell RSU Agreement,” respectively), which provide for vesting and performance criteria applicable to the employee grants but contain modifiied forfeiture and change in control provisions since Mr. Zell is a Trustee and not an employee of the Company.

The foregoing descriptions of Amendment No. 1, the Trustee Restricted Share Agreement, the Employee Restricted Share Agreement, the Employee RSU Agreement, the Zell Restricted Share Agreement and the Zell RSU Agreement are not intended to be complete and are subject to and qualified in their entirety by reference to the copies of the foregoing documents, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, and are incorporated in this Item 5.02 by reference.

Executive Compensation

On October 28, 2014, the Committee approved compensation terms for David A. Helfand, the Company’s President and Chief Executive Officer, David S. Weinberg, the Company’s Executive Vice President and Chief Operating Officer, Adam S. Markman, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and Orrin S. Shifrin, the Company’s Executive Vice President, General Counsel and Secretary (collectively, the “Executives”). The material terms of the approved compensation terms for the Executives are summarized below.

Annual Base Salary

For the 2015 fiscal year, the Committee approved annual base salaries to be paid to Messrs. Helfand, Weinberg, Markman and Shifrin in the amounts of $600,000, $450,000, $450,000 and $450,000, respectively, which is consistent with the interim base salary amounts previously approved by the Committee for each of the Executives.

Annual Cash Bonus

The Committee approved a cash bonus incentive program (the “Cash Bonus Plan”) pursuant to which each Executive is eligible to receive an annual target cash bonus based on the achievement of certain performance criteria. Pursuant to the Cash Bonus Plan, beginning in fiscal year 2014, each of Messrs. Helfand, Weinberg,

Markman and Shifrin is eligible to receive an annual target cash bonus of 150%, 100%, 100% and 100%, respectively, of his respective annual base salary amount, subject to the achievement of certain performance objectives, as determined by the Committee. The Committee has the discretion to award each of Messrs. Helfand, Weinberg, Markman and Shifrin a maximum cash bonus of 225%, 150%, 150% and 150%, respectively, of his respective annual base salary amount.  The Committee expects to make determinations on the amounts to be paid to each Executive under the Cash Bonus Plan for the 2014 fiscal year in the first quarter of 2015.

Long-Term Incentive Plan

The Committee also approved a long-term incentive program (the “LTIP”) pursuant to which each Executive is eligible to receive an annual equity grant under the Plan, 1/3 of which will be restricted Common Shares with time-based vesting requirements (the “LTIP Shares”) and 2/3 of which will be RSUs with time-based and performance-based vesting requirements (the “LTIP RSUs”). The number of LTIP Shares and LTIP RSUs to be granted to each Executive will be determined by the Committee on an annual basis. No LTIP Shares or LTIP RSUs have yet been granted by the Committee. The Committee expects to make determinations on the number of LTIP Shares and LTIP RSUs to be issued to each Executive under the LTIP in the first quarter of 2015.

The LTIP Shares will vest 25% on the second anniversary of the grant date, 25% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date, subject in each case to the grantee’s continued employment with the Company as of each date. All outstanding LTIP Shares will fully vest upon a change in control of the Company unless the acquirer assumes the obligations for the LTIP Shares. Each LTIP Share entitles the grantee to receive any dividends declared on the Common Shares beginning on the grant date.

The LTIP RSUs will vest 50% at the conclusion of a three-year performance period beginning on the grant date (the “Performance Period”) and 50% one year thereafter, subject in each case to the grantee’s continued employment with the Company through the Performance Period. The amount of LTIP RSUs that vest (the “Earned RSUs”) will be determined based on the total shareholder return (“TSR”) of the Company’s Common Shares for the Performance Period as compared against the TSR for the NAREIT Office Index for the same period (the “Performance Criteria”). All determinations regarding whether the Performance Criteria have been achieved and the number of LTIP RSUs that vest for each grantee will be made by the Committee. Grantees of LTIP RSUs are not entitled to receive any dividends declared on the Common Shares unless and until the LTIP RSUs are earned, at which time the grantee is entitled to receive an amount equal to the dividends that would have been paid to such grantee had such LTIP RSUs been granted as Common Shares at the beginning of the Performance Period.

If during the Performance Period, the grantee’s employment is terminated by the Company without cause or the grantee resigns with good reason, retires, dies or becomes subject to a disability (a “Qualified Termination”), the number of LTIP RSUs that are earned will be determined at the end of the Performance Period and the number of earned LTIP RSUs that vest will be pro-rated for the number of days the grantee was employed by the Company during the Performance Period.

If a change in control of the Company occurs during the Performance Period and the LTIP RSUs are not assumed by the acquirer, any outstanding LTIP RSUs will be earned based on actual levels of achievement of the Performance Criteria as of the date of such change in control and the vesting of such earned LTIP RSUs will be fully accelerated. However, if the acquirer in a change in control assumes the LTIP RSUs, the LTIP RSUs will remain outstanding unless a Qualified Termination of the grantee occurs within 12 months of the change in control (a “Double Trigger Event”), in which case the number of LTIP RSUs that are earned will be determined at the end of the Performance Period and all earned LTIP RSUs will fully vest.

Special Equity Awards

On October 28, 2014, the Committee approved the one-time grant of restricted Common Shares (the “Employee Special Restricted Shares”) and RSUs (the “Employee Special RSUs”) to certain of the Company’s officers and employees. The Employee Special Restricted Shares generally have the same terms as the LTIP Shares and the Employee Special RSUs generally have the same terms as the LTIP RSUs. Mr. Helfand was granted 155,917 Employee Special Restricted Shares and 316,559 Employee Special RSUs. Each of Messrs. Weinberg,

Markman and Shifrin were granted 51,972 Employee Special Restricted Shares and 105,520 Employee Special RSUs.

The Committee also approved on October 28, 2014, the one-time grant of restricted Common Shares (the “Trustee Special Restricted Shares”) to the Company’s Trustees. The Trustee Special Restricted Shares will vest on the earlier of the one-year anniversary of the Trustee’s election to the Board and the date of the Company’s 2015 annual meeting of shareholders, subject to the Trustee’s continued service as a Trustee throughout such period.  All outstanding Trustee Special Restricted Shares will fully vest upon a change in control of the Company. Each of the Company’s independent Trustees received 5,862 Trustee Special Restricted Shares.

Sam Zell, the Chairman of the Board, was granted 227,379 restricted Common Shares and 461,649 RSUs, which awards generally have the same terms as the Employee Special Restricted Shares and the Employee Special RSUs, except that the forfeiture and change in control provisions applicable to Mr. Zell’s awards differ in the following respects: (i) a Qualified Termination includes only Mr. Zell’s death and (ii) a Double Trigger Event occurs when (a) there is a change in control of the Company and (b) either Mr. Zell dies or is no longer Chairman of the Board within 12 months of the change in control.

Annual Trustee Compensation

On October 28, 2014, the Committee approved the grant to each independent Trustee of the Company of 3,751 restricted Common Shares as annual compensation for his or her service as a Trustee.

Trustee Compensation for Interim Period

Five of the Company’s independent Trustees served as Trustees from May 23, 2014, the date of their election at the special meeting of shareholders, through July 31, 2014, when each was reelected as a Trustee for the 2014-2015 term. On October 28, 2014, the Committee approved the grant to each of those five independent Trustees of 709 fully vested Common Shares as compensation for his service during such period.

All equity grants described above were determined based on the closing price of the Common Shares on October 28, 2014, which was $26.66.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Amendment No. 1 to CommonWealth REIT 2012 Equity Compensation Plan, renamed as the Equity Commonwealth 2012 Equity Compensation Plan, dated October 28, 2014 (incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-8 filed with the SEC on October 28, 2014)

10.2	Form of Restricted Share Agreement under Equity Commonwealth 2012 Equity Compensation Plan

10.3	Form of Restricted Share Agreement for Employees (Special Awards) under Equity Commonwealth 2012 Equity Compensation Plan

10.4	Form of Restricted Share Unit Agreement for Employees (Special Awards) under Equity Commonwealth 2012 Equity Compensation Plan

10.5	Zell Restricted Share Agreement under Equity Commonwealth 2012 Equity Compensation Plan

10.6	Zell Restricted Share Unit Agreement under Equity Commonwealth 2012 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH

	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: October 31, 2014